UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13417 (Commission File Number)	13-3950486 (IRS Employer Identification No.)

1100 Virginia Drive, Suite 100A Fort Washington, PA	19034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 714-8603

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Ditech Facility

As previously disclosed, Walter Investment Management Corp. (“WIMC” or the “Company”) entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”), pursuant to which, among other things, Barclays agreed to increase the financing available to the Company under that certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Facility”), among Barclays, as purchaser and agent, and Ditech Financial LLC, an indirect wholly-owned subsidiary of the Company (“Ditech Financial”), as seller.

On October 2, 2017, Ditech Financial entered into Amendment No. 7 (the “Amendment”) to the Ditech Facility with Barclays, and amendments to related agreements, pursuant to which the financing available to the Company under the Ditech Facility was increased by $150,000,000, raising the committed portion of the Ditech Facility from $100,000,000 to $250,000,000, and the termination date of the Ditech Facility was extended to August 25, 2018, provided that, on and after May 22, 2018, the committed portion of the Ditech Facility will equal $150,000,000.

The Company has experienced reductions in availability under its warehouse and advance facilities, through reductions in the Company’s advance rates, changes to the terms of such facilities and otherwise, which has negatively impacted the Company’s available liquidity and capital resources. The funding available pursuant to the Commitment Letter is expected to better position the Company to ensure it has sufficient liquidity in the near-term, though no assurance can be given that the Company will be successful in maintaining adequate financing capacity with its current or prospective lenders.

GTAAFT Facility

On October 4, 2017, Green Tree Agency Advance Funding Trust I (the “GTAAFT Issuer”), a Delaware statutory trust and a wholly-owned subsidiary of WIMC, amended the terms of the GTAAFT Issuer’s outstanding Series 2014-VF2 variable funding notes under the GTAAFT Issuer’s existing agency servicer advance master trust financing facility (the “GTAAFT Facility”) to, among other things, (i) extend the applicable “Expected Repayment Date” and revolving period for such variable funding notes from October 4, 2017 to October 3, 2018, (ii) decrease the interest rate margins in respect thereof, as described below, (iii) decrease the maximum permitted principal balance of the variable funding notes from $400 million in the aggregate to $150 million in the aggregate and (iv) provide for a supplemental fee to be paid during the period commencing on October 4, 2017 and ending on the date that the Series 2014-VF2 variable funding notes are paid or redeemed in full (the “Supplemental Fee”).

In connection with the foregoing transactions, certain existing arrangements were amended as contemplated by an amendment to the amended and restated series 2014-VF2 indenture supplement to the Base Indenture (as defined below), dated as of October 4, 2017, made by and among the parties to the Base Indenture (the “2014-VF2 Indenture Supplement Amendment No. 2”), which amends that certain amended and restated series 2014-VF2 indenture supplement, dated as of October 21, 2015, among the parties to the 2014-VF2 Indenture Supplement Amendment No. 2.

Interest on the variable funding notes is payable monthly in arrears at a rate per annum generally equal to one-month LIBOR (or, in certain circumstances, the higher of (i) the prime rate and (ii) the federal funds rate plus 0.50%) plus a per annum margin. The Series 2014-VF2 funding notes were previously issued in four classes: the Class A-VF2 Notes; the Class B-VF2 Notes; the Class C-VF2 Notes; and the Class D-VF2 Notes. Pursuant to the 2014-VF2 Indenture Supplement Amendment No. 2, effective October 4, 2017, the applicable margin for the variable funding notes was decreased from 1.85% to 1.55% for the Class A-VF2 Notes, from 2.97% to 2.67% for the Class B-VF2 Notes, from 3.47% to 3.17% for the Class C-VF2 Notes and from 3.92% to 3.62% for the Class D-VF2 Notes. In addition, the GTAAFT Issuer has agreed to pay to the holder(s) of the Series 2014-VF2 variable funding notes, monthly in arrears during the revolving period for the Series 2014-VF2 variable funding notes, the Supplemental Fee in an amount equal to (on an annualized basis) the product of (i) the difference between (a) 3.75% and (b) the average weighted daily applicable margins on all classes of the Series 2014-VF2 variable funding notes outstanding during the immediately preceding interest accrual period, multiplied by (ii) the average daily outstanding variable funding note balance during the immediately preceding interest accrual period. Future draws under the variable funding notes are subject to various conditions, including the accuracy of the representations and warranties in the variable funding note purchase agreement, as well as funding conditions under the that certain second amended and restated indenture, dated as of October 21, 2015 (as amended to date, the “Base Indenture”), among the GTAAFT Issuer, Wells Fargo Bank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, Ditech Financial, as administrator and servicer, and Barclays, as administrative agent, and the 2014-VF2 Indenture Supplement Amendment No. 2.

Pursuant to the Base Indenture and the applicable indenture supplements, the GTAAFT Issuer is also required to pay to the holder(s) of the outstanding notes under the GTAAFT Facility (i) a default supplemental fee in an amount equal to 3.00% per annum of the aggregate note balances from and after the occurrence of an event of default, (ii) an expected repayment date supplemental fee in an amount equal to 1.00% per annum of the aggregate note balances from and after the end of the occurrence of the applicable Expected Repayment Date for such notes and (iii) the Supplemental Fee as described above. Such fees, if any, are payable monthly in arrears.

If the Supplemental Fees remain unpaid on the applicable payment date then a facility target amortization event will occur with respect to the variable funding notes.

In addition, the revolving period for all of the term notes and all of the variable funding notes issued under the GTAAFT Facility may end and all or a portion of the notes may otherwise become due and payable prior to the applicable Expected Repayment Date upon the occurrence of an event of default and/or a target amortization event.

As of October 4, 2017, the GTAAFT Facility had outstanding (i) $300 million aggregate principal balance of Series 2016-T1 Term Notes (which have an expected repayment date of October 3, 2018), and (ii) Series 2014 VF2 variable funding notes with maximum funding commitments of $150 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 6, 2017	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and Chief Financial Officer